As filed with the Securities and Exchange Commission on September 8, 2006

Registration No.333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LONGVIEW FIBRE COMPANY
(Exact name of registrant as specified in its charter)

Washington	91-0298760
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

300 Fibre Way
Longview, Washington 98632
(360) 425-1550
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. B. Arkell
Senior Vice President—Industrial Relations and General Counsel
Longview Fibre Company
300 Fibre Way
Longview, Washington 98632
(360) 425-1550
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher Hall, Esq.
Perkins Coie LLP
1120 NW Couch Street
Tenth Floor
Portland, OR 97209
(503) 727-2000

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☒

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, ascribed value $1.50 per share (4)	3,250,000 shares	$21.04	$68,282,500	$7,307

(1)

In the event of a stock split, stock dividend or similar transaction involving the common stock, in order to prevent dilution the number of shares registered shall automatically be increased to cover additional shares in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low reported sales prices of the common shares on the New York Stock Exchange on September 7, 2006.

(3)

Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the filing fees due for this registration statement with $7,307 of the fees previously paid in connection with Longview Fibre Company’s registration statement on Form S-3 (File No. 333-126935) that was initially filed on July 27, 2005 and withdrawn on January 25, 2006, prior to its effectiveness.

(4)	The registered common stock also includes the attached rights to acquire common stock pursuant to Longview Fibre Company’s rights plan.

CUSIP 543213 10 2

DIVIDEND REINVESTMENT PLAN

Common Stock

        This prospectus relates to the Dividend Reinvestment Plan (the Plan) of Longview Fibre Company. The Plan offers participants a simple and convenient way of investing cash dividends in additional shares of our common stock.

        Participation in the Plan is open to any holder of record of our common stock. Shareholders whose shares are held by a broker, bank or other nominee should consult with the broker, bank or nominee if the shareholder desires to participate in the Plan.

        Participants in the Plan may elect to have cash dividends we pay on all or a percentage of their shares of our common stock automatically reinvested in additional shares of common stock. Participation in the Plan is voluntary, and you may terminate your participation at any time. Holders of our common stock who choose not to participate in the Plan will continue to receive cash dividends on shares of common stock registered in their name, when and as declared, as usual.

        Dividends reinvested will be used to purchase shares either, at our option:

•	on the open market, at the weighted-average price per share of all shares purchased by the Plan Administrator on the investment date; or
•	from us, at a price per share equal to the average of the high and low sale prices of our common stock on the New York Stock Exchange (or NYSE) on the investment date.

        A description of the Plan begins on page 2 of this prospectus. You should retain a copy of this prospectus for future reference.

        Our common stock is listed on the New York Stock Exchange under the symbol “LFB.” You are urged to obtain current market quotations for our common stock.

        Investing in our securities involves risks. Please read “Risk Factors” on page 1 for factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated September 8, 2006.

        You should only rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. An offer to sell these securities will not be made in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the Securities and Exchange Commission (or SEC) and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

        The Longview Fibre Company logo and the name Longview Fibre Company are among our trademarks.

        Unless the context requires otherwise, “Longview,” “the Company,” “we,” “us” and “our” refer to Longview Fibre Company and its subsidiaries.

i

LONGVIEW FIBRE COMPANY

        We are a publicly held forest, paper and packaging products company engaged in three primary businesses: the ownership and management of timberlands in Oregon and Washington, which principally produce logs for sale; the ownership and operation of our Longview, Washington pulp, paper and paperboard production facility, which produces kraft paper and paperboard and is referred to in this prospectus as our Longview mill; and the ownership and operation of converting plants, which produce finished products such as corrugated containers.

        Since we commenced operations in Longview, Washington in 1927 with a single paperboard machine to produce paper products, we have grown to become an integrated and nationally recognized wood products company. As of the date of this prospectus, we own and manage approximately 587,000 acres of valuable timberlands in the Pacific Northwest composed primarily of softwoods. Based on production capacity, we believe we are one of the largest producers of unbleached kraft paper in North America and we own and operate what we believe is one of the world’s largest pulp and paper making complexes.

        We are in the process of completing the steps necessary to qualify as a real estate investment trust (or REIT) for federal income tax purposes effective January 1, 2006. As a REIT, we generally will not be subject to corporate income taxes on income and gains from investments in real estate to the extent we distribute such income and gains to our shareholders. Our principal REIT qualifying investment consists of our timberlands. As a REIT, we would continue to be required to pay federal corporate income tax on earnings from our non-real estate investments, principally our manufacturing operations, and on income from our real estate investments that is not distributed to our shareholders. Our election to be taxed as a REIT effective January 1, 2006 would be made in connection with the filing of our federal income tax return for 2006.

        In July 2006, we announced our Board of Directors’ decision to explore a range of strategic alternatives to further enhance shareholder value. These strategic alternatives may include, but are not limited to, continued execution of our operating plan, a sale or merger of the company or other strategic transaction, and a sale of certain of our assets. We previously announced the possible divestiture of our eight converting plants located in our Eastern and Central Divisions. We may or may not complete the divesture or engage in a strategic alternative transaction. If we do, our results and the price of our common stock may substantially change.

        Longview Fibre Company was incorporated in the State of Washington in 1990 as a successor to a company of the same name incorporated in the State of Delaware in 1926. Our principal executive offices are located at 300 Fibre Way, Longview, WA, 98632; the telephone number for those offices is (306) 425-1550.

RISK FACTORS

        Investing in our common stock involves risks. Before purchasing shares of our common stock, you should carefully consider the risk factors referenced in Item 1A, entitled “Risk Factors,” of our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, as the same may be updated from time to time by Quarterly Reports on Form 10-Q and our other filings under the Securities Exchange Act of 1934, as well as other information contained or incorporated by reference into this prospectus.

DESCRIPTION OF THE PLAN

        The following question and answer presentation constitutes the Dividend Reinvestment Plan of Longview Fibre Company.

Purpose

        1.    What is the purpose of the Plan?

        The purpose of the Plan is twofold. First, to provide participants a simple, convenient and systematic method of reinvesting cash dividends in our common stock. Second, to the extent we choose to issue shares directly from us under the Plan, we will have additional funds for working capital and general corporate purposes. Shares of our common stock purchased under the Plan will be, at our option, either issued by us or purchased in the open market by Wells Fargo Shareowner Services, as the Plan Administrator. If the Plan Administrator purchases shares of our common stock in the open market, we will not receive any proceeds.

Advantages and Possible Disadvantages

        2.    What are some advantages and possible disadvantages of the Plan?

        Advantages of the Plan may include:

•	Automatic reinvestment of dividends. You may have cash dividends on all or a portion of the shares of our common stock you hold automatically reinvested in additional whole and fractional shares (computed to three decimal places) of our common stock.
•	No brokerage fees for dividend reinvestments. There are no brokerage fees, commissions or service charges on shares purchased through the Plan with reinvested dividends.
•	Free custodial service. You may deposit with the Plan Administrator for safekeeping any certificates registered in your name and representing shares of our common stock, whether or not the shares were issued under the Plan, at no cost to you.
•	Statements. The Plan Administrator will mail regular statements of account to Plan participants after each transaction to provide simplified record-keeping.
•	Automated Privileges. You may establish automated privileges for your Plan account, enabling you to execute certain Plan orders by telephone or online.

        In evaluating the Plan, prospective Plan participants should also consider possible disadvantages. A participant must make an investment decision to participate in the Plan and to purchase common stock prior to the date the purchase price is determined. (Please read Question 13.) The market price of the common stock may fluctuate between the time you make an investment decision to participate in the Plan and the time at which common stock is purchased. In addition, no interest will be paid on cash dividends received by the Plan Administrator pending investment under the Plan. Finally, you should become aware of the income tax consequences of participation in the Plan, including that you will be treated for United States federal income tax purposes as having received on each dividend payment date a distribution equal to the fair market value of the common stock purchased (plus a pro rata share of any brokerage commissions and service fees we have paid on your behalf), in addition to any cash actually distributed.

Eligibility

        3.    Who is eligible to participate in the Plan?

        If you currently are a holder of record of our common stock, you may participate in the Plan by enrolling in accordance with the procedures set forth under Question 5. Following enrollment, participants are eligible to participate in the dividend reinvestment feature of the Plan with respect to all or a portion of their shares. If your shares are held of record by a broker, bank or other nominee and you want to participate in the Plan, you must make appropriate arrangements with your broker, bank or nominee or become a shareholder of record, by registering shares you currently hold in your brokerage account in your own name.

        Because regulations in some countries may limit or prohibit participation in this type of Plan, persons residing outside of the United States who wish to participate in the Plan should first determine whether they are subject to any such regulations.

        We may refuse participation in the Plan to shareholders residing in jurisdictions where shares offered pursuant to the Plan are neither registered under applicable securities laws or exempt from registration.

Administration

        4.    Who administers the Plan?

        Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A. (the Plan Administrator), administers the Plan and also serves as our transfer agent. The Plan Administrator is responsible for clerical and ministerial administration of the Plan, including: receiving the participants’ dividends; investing these amounts in additional shares of common stock; maintaining records of each participant’s account; holding (or arranging for the holding) in a nominee name of all shares purchased for participants; and keeping records and reporting to participants about all transactions in and the status of their accounts.

        All communications about the Plan should be sent to:

For U.S. Mail (other than Certified Mail):

Longview Fibre Company
Dividend Reinvestment Plan
Wells Fargo Shareowner Services
P.O. Box 64856
St. Paul, MN 55164-0856

For Certified Mail or Overnight Courier:

Longview Fibre Company
Dividend Reinvestment Plan
Wells Fargo Shareowner Services
161 North Concord Exchange
South St. Paul, MN 55075-1139

General Information:

Tel: 1-800-468-9716
Fax: 651-450-4085
Tel: 651-450-4064 (outside the United States)

        An automated voice response system is available 24 hours a day, seven days a week. Customer Service Representatives are available from 7:00 a.m. to 7:00 p.m., Central Time, Monday through Friday.

Internet:

        General Inquiries: www.wellsfargo.com/shareownerservices

        Stockholder Account Access: www.shareowneronline.com

Enrollment

        5.    How do you enroll in the Plan?

        You may enroll in the Plan at any time by completing an Authorization for Automatic Dividend Reinvestment Plan form (enrollment form), which is included with this prospectus, and returning it to the Plan Administrator, or by going online at www.shareowneronline.com. (Please read Question 28). All shareholders who participate in the Plan will continue until they withdraw either as described in Question 19 or as otherwise permitted by us.

        If you own shares of our common stock through a broker, bank or other nominee, you should contact the broker, bank or other nominee about how to participate. For a beneficial owner to participate, the broker, bank or other nominee must become a Plan participant on behalf of the beneficial owners it represents.

        6.    When may you join the Plan?

        You may join the Plan at any time. If the Plan Administrator receives the completed enrollment form or you enroll online on or before the record date for the payment of the next dividend, reinvestment will begin with that dividend. If the Plan Administrator receives the enrollment form or you enroll online during the period between any dividend record date and payment date, unless we otherwise notify you, the next dividend will be paid in cash and your initial dividend reinvestment will begin with the following dividend.

        7.    What are the investment options under the Plan?

        Plan participants may elect to purchase shares of our common stock through any of the following investment options:

•	Full Dividend Reinvestment directs the investment of all cash dividends on all shares of our common stock you then or subsequently hold of record, including shares held in the Plan or otherwise; and
•	Partial Dividend Reinvestment allows you to select the percentage (from 10% to 90%, in increments of 10%) of cash dividends on all shares of our common stock you then or subsequently hold of record, including shares held in the Plan or otherwise, that you want reinvested in shares of our common stock.

        You can have your cash dividends not being reinvested transferred directly to your bank for deposit. For electronic direct deposit of dividend funds, contact the Plan Administrator to request a Direct

Deposit of Dividends Authorization Form, complete and return the form to the Plan Administrator. Be sure to include a voided check for checking accounts or savings deposit slip for savings accounts. If your stock is jointly owned, all owners must sign the form.

        The payment of dividends is at the discretion of our Board of Directors and will depend upon future earnings, the financial condition of Longview Fibre and other factors. The Board of Directors may stop declaring dividends or change the amount and timing of dividends at any time without notice.

        8.    How may you change investment options under the Plan?

        As a Plan participant, you may change investment options or modify the percentage of cash dividends to be reinvested under the Plan at any time by completing a new enrollment form and returning it to the Plan Administrator or, if you have authorized automated privileges on your account, you may do so by telephone or online. (Please read Question 28). Beneficial owners of shares of our common stock who are not shareholders of record should consult with their broker, bank or other nominee about procedures for changing options under the Plan.

Plan Fees and Costs

        9.    What are the costs to participate under the Plan?

        The following is a list of commissions and fees currently associated with participation in the Plan. We may change from time to time the amount of commissions and fees charged to participants upon at least 30 days’ prior notice to participants.

Certificate Issuance	Company paid
Certificate Deposit	Company paid
Investment Fees
Dividend reinvestment services fee	Company paid
Dividend reinvestment purchase commission	Company paid
Sale Fees
Service fee	$15.00 per request
Sale commission	$0.10 per share
Prior Year Duplicate Statements	$15.00 per year

        Beneficial owners of shares of our common stock who participate through a broker, bank or nominee should consult their broker, bank or other nominee to determine if there are any additional charges for participating in that manner.

Purchases and Price of Shares

        10.    What is the source of the shares purchased under the Plan?

        The Plan Administrator will use dividends to purchase from us shares of our authorized but unissued shares or to purchase shares on the open market, or a combination of such sources. Longview Fibre will determine the source of shares used to fulfill Plan purchases, which may vary from time to time without notice to Plan participants. The Plan Administrator will furnish the name of the registered broker/dealer used in share transactions within a reasonable time upon written request from a Plan participant.

        11.    When will dividends be invested in shares of common stock?

        Cash dividends will be reinvested on the applicable dividend payment date or, if the dividend payment date is not a business day, on the business day next following the dividend payment date.

Payment dates for common stock dividends are ordinarily in January, April, July and October. The date on which the Plan Administrator actually purchases shares is referred to in this prospectus as the “investment date.”

        Common stock dividends held by the Plan Administrator pending investment will be held without interest to you. If shares are purchased from us, you will become an owner of shares of common stock purchased under the Plan as of the applicable investment date. If shares are purchased on the open market, you will become an owner of shares of common stock purchased under the Plan as of the applicable settlement date which is generally three business days after the investment date.

        12.    How many shares of common stock will be purchased with your reinvested dividends?

        The number of shares of common stock purchased for you as a participant in the Plan depends on the amount of your dividends to be invested (less any required withholding tax) and the purchase price of the shares of common stock. Your account will be credited with the number of shares, including fractions computed to three decimal places, equal to the total net amount invested divided by the purchase price per share.

        13.    What will be the price for shares purchased under the Plan?

        Shares of common stock will be purchased for participants either, at our option:

•	on the open market, at the weighted average price per share of all shares purchased by the Plan Administrator on the investment date; or
•	from us, at a price per share equal to the average of the high and low sale prices of our common stock on the NYSE on the investment date.

        No shares of common stock will be purchased under the Plan at less than their ascribed value of $1.50 per share.

        Since purchase prices for the shares of common stock are established on the applicable investment date, a Plan participant loses any advantages otherwise available from being able to select the timing of investments. Participants should recognize that neither we nor the Plan Administrator can assure a profit or protect against a loss on shares of common stock purchased under the Plan.

Reports to Participants

        14.    What reports will you receive?

        You will receive a statement of your account as soon as practicable after each investment date. The statements will contain a report of all transactions since the last statement, including information about the number of shares of common stock allocated to your account, the amount of dividends received that are allocable to you, the amount of common stock purchased with reinvested dividends, the price paid and any fees and brokerage commissions for the transactions. These statements are your continuing record of the cost of your purchases and you should retain them for income tax purposes.

        During the year, Plan participants will receive copies of the same materials sent to all shareholders, including annual reports, proxy statements and other information concerning annual shareholder meetings. In general, a shareholder who is not a shareholder of record and who owns shares of our common stock through a broker, bank or nominee will receive statements and information concerning the Plan only from the broker, bank or nominee, although we may also elect to send various shareholder communications to underlying beneficial owners.

Dividends on Shares held in Plan

        15.    Will you be paid dividends on shares of common stock held in your account under the Plan?

        Yes. Dividends paid on shares held in the Plan (less any required withholding tax) will be credited to your Plan account. Dividends are paid on both full and fractional shares of common stock held in your account and are automatically reinvested in shares of our common stock at the percentage previously specified by you. Please read Question 7.

Certificates for Shares

        16.    Will you receive certificates for shares of common stock purchased under the Plan?

        Shares purchased under the Plan are registered in the name of the Plan Administrator or its nominee and credited to your account. The number of shares of common stock purchased will be shown on your statement of account. This feature permits ownership of fractional shares, protects against loss, theft or destruction of stock certificates, and reduces the costs of the Plan.

        Certificates for any number of whole shares credited to your account will be issued in your name upon your request to the Plan Administrator. Certificates for fractional shares will not be issued. If you want your certificates issued in a different name, you must notify the Plan Administrator in writing and comply with applicable transfer requirements. If you wish to sell any whole shares credited to your account under the Plan, you will have the option of either (a) receiving a certificate for such whole number of shares or (b) requesting that such shares held in your account be sold, in which case the shares will be sold on the open market as soon as practicable. Brokerage commissions and service fees on such sales will be deducted from the sales proceeds. (Please read Questions 9, 18 and 19.) If you wish to pledge shares credited to your account, you must first have the certificate for those shares issued in your name.

        As a participant in the Plan, you may also send your stock certificates for other shares you hold of record to Wells Fargo Shareowner Services for credit to your account under the Plan. There is no charge for depositing stock certificates for credit to your account under the Plan. These shares will be held as Plan shares. Because you bear the risk of loss in sending stock certificates, it is recommended that you use registered mail, insuring your certificates for 3% of the current market value of the shares. Certificates should not be endorsed.

        17.    In whose name will certificates be issued?

        A Plan participant’s account under the Plan will be maintained in the name in which the participant’s shares of common stock were registered at the time the participant enrolled in the Plan. If certificates are issued for shares held under the Plan, the certificates will be issued only in that name.

Sales of Shares

        18.    How may you sell shares of common stock through the Plan?

        You may instruct the Plan Administrator to sell some or all of your shares held in the Plan by notifying the Plan Administrator in writing, using the form included with account statements or, if automated privileges have been authorized, by contacting the Plan Administrator by telephone or online. Beneficial owners holding their shares through a broker, bank or other nominee should consult the broker, bank or other nominee about procedures for selling shares. Please read Question 9 for fees related to selling shares.

        The Plan Administrator will sell shares through a registered broker/dealer as soon as practicable after receipt of a properly completed request. Shares to be sold may be combined with those of other Plan participants requesting sale of their shares, and the proceeds to each Plan participant will be based on the average price for all shares sold during the day of sale, less a pro rata share of any brokerage commissions and service fees. You should understand that the price of the shares may go down as well as up between the date a request to sell is received and the date the sale is executed. The Plan does not offer the ability for participants to specify either the dates or the prices at which shares are to be sold through the Plan Administrator, and the Plan Administrator will not be liable for any claim arising out of failure to sell shares on a certain date or at a specific price. You should evaluate this risk, which you will solely bear, in deciding whether and when to sell any shares through the Plan.

        If you submit a request to sell all or part of your shares and you request net proceeds to be automatically deposited to a bank checking or savings account, you must provide a voided blank check for the checking account or a blank savings deposit slip for the savings account. If you are unable to provide a voided check or deposit slip, your written request must have your signature medallion guaranteed by an eligible financial institution for direct deposit. Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be honored and the Plan Administrator will issue a check for the net proceeds.

Termination of Participation

        19.    How do you terminate participation in the Plan?

        You may discontinue reinvestment of dividends under the Plan by notifying the Plan Administrator. Unless we provide otherwise, if the Plan Administrator receives your request to terminate participation under the Plan on or after a dividend record date, but before the dividend payment date, your termination will be processed as soon as practicable, and a separate dividend check will be mailed to you. Future dividends will be paid in cash, unless you rejoin the Plan.

        Your termination notice should specify whether to:

•	convert all whole Plan shares to book-entry (DRS) and sell the remaining fraction;
•	convert a specified number of whole Plan shares to book-entry (DRS) and sell the remaining shares; or
•	sell all of your Plan shares.

        You will receive a check or direct deposit in the amount of the sale proceeds less applicable brokerage commission and service fees for any fractional or whole shares sold. If no election is made in the request for termination, the Plan Administrator will convert the number of whole shares in your Plan account to book-entry (DRS) and issue a check in the amount of the market value, minus applicable brokerage commissions and fees, of any fractional share.

        If you request to transfer all shares in your Plan account between a dividend record date and payment date, your transfer request will be processed; however, your Plan account will not be terminated. You may receive additional dividend reinvestment shares relating to that dividend payment, which will require you to submit a written request to transfer the additional shares.

        Beneficial owners holding their shares of common stock through a broker, bank or other nominee should consult the broker, bank or other nominee about procedures for withdrawal.

        If we terminate the Plan, the number of whole shares of common stock credited to your Plan account will be converted to book-entry (DRS) and a check will be issued for the net proceeds of any fractional share.

        If you change your residence to a jurisdiction where shares offered pursuant to the Plan are neither registered nor exempt from registration under applicable securities laws, we may deem you to have terminated participation in the Plan.

        Your participation in the Plan will be terminated if you do not have at least one full share registered in your name or held in your Plan account.

        20.    When may you rejoin the Plan?

        Generally, a holder of record of our common stock may become a Plan participant again at any time.

Material U.S. Federal Tax Consequences of Participation in the Plan

        21.    What are the material United States federal income tax consequences of participation in the Plan?

        The following discussion summarizes the principal United States federal income tax consequences of participating in the Plan to participants who are treated as U.S. persons or entities for United States federal income tax purposes. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special treatment under U.S. federal income tax law (such as tax-exempt organizations; insurance companies; financial institutions, banks and thrifts; “S” corporations; regulated investment companies and real estate investment trusts; broker/dealers; persons holding our common stock as a hedge against currency risks or as a position in a straddle; non-U.S. persons; and U.S. persons whose functional currency is not the U.S. dollar). If a participant is treated as a partnership for U.S. federal income tax purposes, the tax treatment of a partner of such partnership generally will depend upon the status of the partner and the activities of the partnership. This discussion does not address any state, local or foreign tax consequences of participation in the Plan.

        This discussion is based on current U.S. federal income tax law, including the Internal Revenue Code (or the Code), current and temporary Treasury regulations promulgated under the Code, and various administrative rulings of the Internal Revenue Service (or IRS) about several types of dividend reinvestment plans. Any of these authorities may be repealed, revoked or modified, perhaps with retroactive effect, and result in U.S. federal income tax consequences different from those discussed below. We have not requested and do not intend to request a ruling from the IRS about the tax consequences associated with participating in the Plan, and the statements in this prospectus are not binding on the IRS or any court. The following discussion is for your general information only, and you must consult your own tax adviser to determine the particular U.S. federal and state and any foreign income tax consequences (including the effects of any changes in law) that may result from your participation in the Plan and the disposition of any shares of our common stock purchased pursuant to the Plan.

        Reinvested Dividends.  When your dividends are reinvested to acquire shares of common stock (including any fractional share), you will be treated for U.S. federal income tax purposes as having received a distribution equal to the fair market value, as of the investment date, of the common stock that you acquired through the Plan. In the case of shares purchased from us, the value of the shares will be based upon the average of the high and low sale prices of our common stock on the NYSE on the investment date multiplied by the number of shares (including any fractional share) purchased for your account. In the case of shares purchased by the Plan Administrator on the open market, the value of the shares will be the weighted average price per share of all shares purchased by the Plan Administrator on the investment date multiplied by the number of shares (including any fractional share) purchased for your account, plus a pro rata portion of any brokerage commissions and service fees we have paid on your behalf. This applicable value of your shares will be your initial basis in the shares.

        As in the case of non-reinvested cash distributions, the distributions described above will constitute taxable dividend income to you to the extent of our current and accumulated earnings and profits allocable to the distributions. Any excess distributions will constitute a return of capital that reduces the basis of your common stock and will be taxed as capital gain to the extent that such distributions exceed your tax basis in your common stock. Once we are a REIT, any distribution treated as a taxable dividend will be subject to tax at ordinary income rates (currently a maximum of 35%). Notwithstanding the prior sentence, if we designate part or all of our distributions as capital gain distributions, you would treat those designated amounts as long-term capital gains.

        The holding period for common stock acquired with reinvested dividends generally begins on the day after the investment date. A whole share resulting from the acquisition of two or more fractional shares on different investment dates will have a split holding period, with the holding period for each fractional component beginning the day after the respective investment date for each fractional share.

        Receipt of Share Certificates and Cash.  You will not realize any income when you receive certificates for whole shares credited to your account under the Plan. Any cash received for a fractional share held in your account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share. Similarly, if the Plan Administrator sells your shares pursuant to your request or upon termination of your participation in the Plan, you will recognize gain or loss equal to the difference between the amount you realize on the sale and your tax basis in the shares. Gain or loss recognized on a sale of shares (including a fractional share) from your account generally will be capital gain or loss if you hold your Plan shares as capital assets. A sale of shares, whether received as a distribution or acquired with optional cash investments, at a gain will be treated as capital gain, and eligible for long-term capital gains rates if you have a holding period in the shares of more than 1 year. A sale of the share at a loss will be treated as a capital loss, which can only offset capital gains, or in the case of individuals, capital gains plus $3,000 of ordinary income.

Other Information

        22.    What happens when you sell or transfer some or all of your shares in the Plan?

        There is no effect on your shares remaining in the Plan.

        If you dispose of all or a portion of your shares, the Plan Administrator will continue to reinvest dividends on shares credited to your Plan account in additional shares unless and until the Plan Administrator receives a written request to withdraw such shares from your Plan account.

        If you dispose of all or a portion of your shares and you have directed the Plan Administrator to reinvest dividends on some of your shares (i.e., partial dividend reinvestment), you should provide new written instructions to the Plan Administrator on how to handle your account. If the Plan Administrator does not receive new instructions, it may, in its discretion, transmit to you cash dividends paid on all of your remaining shares.

        23.    What happens if Longview Fibre pays a stock dividend, splits its common stock or has a rights offering?

        All shares distributable to you pursuant to any stock dividend or stock split by us on shares held of record in your name, whether held under the Plan or otherwise, will be added to the your Plan account and not mailed or delivered directly to you. If we issue to our shareholders rights to subscribe for additional shares of our common stock, such rights will be issued to you based on your total share holdings, including shares held in your Plan account. If a Plan participant sends notice of termination or a request to sell to the Plan Administrator between the record date and the payable date for a stock distribution, the request will not be processed until the stock distribution is credited to the Plan participant’s account.

        24.    How will your Plan shares be voted at meetings of shareholders?

        For each meeting of shareholders, you will receive proxy materials that allow you to vote your Plan shares by proxy. Alternatively, you can elect to vote your Plan shares in person at the meeting.

        25.    May the Plan be changed or discontinued?

        We reserve the right to modify, suspend or terminate the Plan at any time. Plan participants will be informed of any modification to or suspension or termination of the Plan.

        We reserve the right, without notice to participants, to interpret and regulate the Plan as we deem necessary or desirable in connection with its operation. We also reserve the right, but do not have the obligation, to waive or modify particular requirements and rules of the Plan if we deem the waiver or modification appropriate. Any such interpretation and regulation shall be conclusive.

        26.    What is the responsibility of the Plan Administrator and Longview Fibre under the Plan?

        In administering the Plan, neither we, the Plan Administrator nor any broker/dealer selected by the Plan Administrator to execute purchases and sales on behalf of Plan participants is or will be liable for any good faith act or omission to act, including, without limitation, any claim of liability:

•	arising out of the failure to terminate a participant’s account upon the participant’s death prior to receipt of a notice in writing of the death;
•	with respect to the prices or times at which shares are purchased or sold; or
•	as to the value of the shares acquired for participants.

        The Plan Administrator is acting solely as an agent of Longview Fibre and owes no duties, fiduciary or otherwise, to any other person by reason of this Plan, and no implied duties, fiduciary or otherwise, shall be read into this Plan. The Plan Administrator undertakes to perform those duties, and only those duties, expressly set forth in the Plan and that are to be performed by it, and no implied covenants or obligations shall be read into this Plan against the Plan Administrator or Longview Fibre.

        In the absence of negligence or willful misconduct on its part, the Plan Administrator, whether acting directly or through agents or attorneys, shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties under the Plan. In no event shall the Plan Administrator be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, without limitation, lost profits), even if the Plan Administrator has been advised of the likelihood of such losses or damages and regardless of the form of action.

        The Plan Administrator shall (a) not be required to make, and makes no representation and shall have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own, and (b) not be obligated to take any legal action under the Plan that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

        The Plan Administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under the Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control (including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; or acts of civil or military authorities or governmental actions), it being understood that the Plan Administrator shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

        The Plan Administrator is authorized to choose a broker/dealer, including an affiliated broker/dealer, at its sole discretion to facilitate purchases and sales of common stock by Plan participants. The Plan Administrator will furnish the name of the registered broker/dealer, including any affiliated broker/dealer, used in share transactions within a reasonable time upon written request from the participant.

        All notices from the Plan Administrator to a participant will be mailed to the participant at the participant’s last address of record with the Plan Administrator, which will satisfy the Plan Administrator’s duty to provide notice. Plan participants must promptly notify the Plan Administrator of any change in address.

        You should recognize that neither we nor the Plan Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the Plan.

        27.    Who bears the risk of market price fluctuations in the shares?

        Your investment in our common stock held in a Plan account is no different than a direct investment in the common stock in this regard. You bear the risk of loss and the benefit of gain from market price changes for all the shares in your account. Neither we nor the Plan Administrator can guarantee that shares purchased under the Plan will, at any particular time, be worth more or less than their purchase price.

        28.    What Plan orders may participants execute by telephone or online?

        If you establish automated privileges for your Plan account, you may, by telephone or online and subject to some limitations:

•	enroll in the Plan (online only);
•	change your dividend reinvestment option (for example, from full to partial reinvestment);
•	sell some or all of your Plan shares if the current market value of the shares to be sold is $25,000 or less and you have a United States bank account; or
•	request a certificate for some or all full shares in the Plan, but only if the current market value of the shares to be issued is $50,000 or less (telephone only).
•	To establish automated privileges, please contact the Plan Administrator as indicated in Question 4 and request an Automated Request Authorization form. Alternatively, you may go to www.shareowneronline.com and click on the box titled “First Time Visitor Sign Up,” and follow the instructions found on the “First Time Visitor, New Member Registration” page.

        For shareholders of record, to activate your account and establish a Personal Identification Number (or PIN), you will need your 10-digit Wells Fargo account number (which is listed on your account statement), your Social Security number, your email address, and the company name you own stock in, Longview Fibre Company.

        29.    What Plan forms should you use for various transactions?

        Authorization for Automatic Dividend Reinvestment Plan Form.  An Authorization for Automatic Dividend Reinvestment Plan form may be used to enroll in the Plan or to change your dividend reinvestment election. An Authorization for Automatic Dividend Reinvestment Plan form is included with this prospectus.

        Transaction Request Form.  A Transaction Request Form may be used to sell your Plan shares, deposit your physical certificate shares with the Plan Administrator, or terminate your participation in the Plan. A Transaction Request Form is attached to each account statement mailed to you.

        You can request copies of these and other forms online or from the Plan Administrator upon request.

USE OF PROCEEDS

        We will use the net proceeds from the sale of shares of our common stock we issue under the Plan for working capital and for other general purposes. We have no basis for estimating either the number of shares of our common stock that we ultimately will issue pursuant to the Plan or the prices at which any shares will be sold.

        We will not receive any funds under the Plan from the purchase of shares of our common stock in the open market by the Plan Administrator.

LEGAL MATTERS

        The validity of the common stock offered by this prospectus has been passed upon for us by Perkins Coie LLP.

EXPERTS

        The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated into this prospectus by reference to the Annual Report on Form 10-K of Longview Fibre Company for the year ended October 31, 2005, have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E.,

Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Longview Fibre, that is available over the Internet at http://www.sec.gov. Our common stock is listed and traded on the New York Stock Exchange under the trading symbol “LFB.” Our reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005. General information about us, including our press releases, SEC filings and annual reports, are available at no charge through our website at www.longviewfibre.com. Information on our web site is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

        We have filed a registration statement on Form S-3 to register with the SEC the shares of our common stock being offered pursuant to this prospectus. This prospectus is part of that registration statement. As permitted by the SEC, this prospectus does not contain all the information you can find in the registration statement or in its exhibits.

INCORPORATION OF INFORMATION FILED WITH THE SEC

        The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC after the date of this prospectus will be deemed automatically to update and supersede this information. We incorporate by reference into this prospectus the following documents that we have filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended October 31, 2005;
•	Transition Report on Form 10-Q for the transition period from November 1, 2005 to December 31, 2005;
•	Quarterly Report on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006;
•	Current Reports on Form 8-K filed on November 30, 2005 (regarding Items 2.04 and 5.03), December 30, 2005, February 27, 2006, March 30, 2006, April 19, 2006, June 14, 2006 (regarding Items 1.01, 1.02, 2.03, 2.04 and 8.01), June 29, 2006, July 19, 2006, August 1, 2006, August 4, 2006 and August 8, 2006;
•	The description of our capital stock contained in our Registration Statement on Form 8-A dated March 1, 1989, including any amendments or reports filed with the SEC for the purpose of updating such description; and
•	The description of our common stock purchase rights contained in the Registration Statement on Form 8-A dated February 18, 1999, including any amendments or other reports filed with the SEC for the purpose of updating such description.

        Whenever after the date of this prospectus, and before the termination of the offering of the securities made under this prospectus, we file reports or documents under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, those reports and documents will be deemed to be incorporated by reference into this prospectus from the time they are filed. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to Longview Fibre Company, Attention: Secretary, 300 Fibre Way, Longview, Washington 98632, (360) 425-1550.

INDEMNIFICATION

        As permitted by the law of the State of Washington, our articles of incorporation and bylaws provide that none of our directors will be personally liable to us or our shareholders for monetary damages for his or her conduct as a director, except for:

•	acts or omissions that involve intentional misconduct or a knowing violation of law by a director;
•	approval of distributions or loans in violation of the Washington Business Corporation Act; or
•	any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

        Our bylaws require us to indemnify our directors and officers to the fullest extent permitted by Washington law.

        These provisions may have the practical effect in some cases of eliminating our shareholders’ ability to collect monetary damages from our directors and executive officers.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of Longview Fibre pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INQUIRIES REGARDING THE PLAN

        Please address questions about the Plan and your participation to Longview Fibre Company, 300 Fibre Way, Attention: Lisa J. McLaughlin, fax number (360) 575-5934, or call (360) 425-1550.

_________________

PROSPECTUS

_________________

CUSIP # 593213 10 2

Dividend
Reinvestment
Plan

Common Stock

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated September 8, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the fees and expenses, other than discounts, commissions and concessions payable to broker/dealers and agents, in connection with the offering and distribution of the securities being registered. All amounts are estimates, except the SEC registration fee. All of these fees and expenses will be borne by the registrant.

SEC registration fee	$7,307
Legal fees and expenses	50,000	*
Accounting fees and expenses	15,000	*
Printing expenses	5,000	*
Miscellaneous	2,693	*

Total	$80,000

_________________ * Estimated

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and our articles of incorporation and bylaws.

        Longview Fibre Company (or Longview) is a Washington corporation. Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (or the WBCA) authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. Section 23B.08.320 of the WBCA authorizes a corporation to eliminate or limit a director’s personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, the approval of distributions illegal under Washington law or any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

        Article IX of Longview’s articles of incorporation provides that no director of Longview shall be personally liable to Longview or its shareholders for monetary damages for his or her conduct as a director, except for (1) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (2) approval of distributions or loans in violation of Section 23B.08.310 of the WBCA or (3) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. Article IX of Longview’s articles of incorporation further provides that if the WBCA is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Longview shall be eliminated or limited to the fullest extent permitted by the WBCA, as so amended.

        Article X of Longview’s bylaws provide that Longview shall indemnify and hold each director and officer harmless against any and all loss due to the fact that the person is or was a director or officer, except for losses arising out of: (a) acts or omissions finally adjudged to be intentional misconduct or a knowing violation of law, (b) approval of distributions or loans which are finally adjudged to be in violation of the applicable provisions of Washington law or (c) any transaction in which it is finally adjudged that the director or officer personally received a benefit in money, property or services to which the director or officer was not legally entitled. Except to enforce these indemnification provisions, Longview does not indemnify a director or officer in connection with an action (or part thereof) initiated by the director or officer, unless authorized by the board of directors. If the WBCA is amended to authorize further indemnification of directors or officers, then the directors and officers of Longview will be indemnified to the fullest extent permitted by the WBCA, as so amended.

        The bylaws further provide that an indemnitee shall be presumed to be entitled to indemnification and have the right to be paid by Longview all expenses (including attorneys’ fees) incurred in defending any action in advance of its final disposition; provided however, that the payment of such expenses in advance of the final disposition of an action are required to be returned if it shall ultimately be determined that such director or officer is not entitled to be indemnified.

        Longview has entered into separate agreements with individual directors and executive officers relating to their rights to indemnification and advancement of expenses. Longview maintains an officers’ and directors’ liability insurance policy insuring Longview’s officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring Longview, under certain circumstances, in the event that indemnification payments are made by Longview to such officers and directors.

ITEM 16.   EXHIBITS.

        The exhibits to this registration statement are listed in the Exhibit Index following the signature pages hereto and are incorporated herein by this reference.

ITEM 17.   UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

        (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

                    (iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                    (i)        If the registrant is relying on Rule 430B:

                                (A)        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                                (B)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

                    (ii)        If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (5)        That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities and Exchange Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Longview, State of Washington, on September 8, 2006.

LONGVIEW FIBRE COMPANY

/s/ Lisa J. McLaughlin
Name:	Lisa J. McLaughlin
Title:	Senior-Vice President— Finance, Secretary and Treasurer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard H. Wollenberg and Lisa J. McLaughlin, jointly and severally, as his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 8, 2006.

Signature	Title

/s/ Richard H. Wollenberg	President, Chief Executive Officer and Chairman of the Board
Richard H. Wollenberg	(Principal Executive Officer) and Director

/s/ Lisa J. McLaughlin	Senior-Vice President—Finance, Secretary and Treasurer
Lisa J. McLaughlin	(Principal Financial and Accounting Officer) and Director

/s/ Robert E. Wertheimer	Director
Robert E. Wertheimer

/s/ David L. Bowden	Director
David L. Bowden

/s/ David A. Wollenberg	Director
David A. Wollenberg

Signature	Title

/s/ M. Alexis Dow	Director
M. Alexis Dow

/s/ John R. Kretchmer	Director
John R. Kretchmer

/s/ Michael C. Henderson	Director
Michael C. Henderson

/s/ Robert A. Kirchner	Director
Robert A. Kirchner

/s/ Curtis M. Stevens	Director
Curtis M. Stevens

/s/ Rick L. Bentzinger	Director
Rick L. Bentzinger

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT

4.1	Rights Agreement, dated as of March 1, 1999, between Longview Fibre Company and Wells Fargo Bank, N.A., which includes as Exhibit A thereto the Form of Rights Certificate (incorporated by reference to Exhibit 4.4 to Longview Fibre Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2005).

5.1	Opinion of Perkins Coie LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Perkins Coie LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included in signature pages hereto).